As filed with the Securities and Exchange Commission on August 6, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	31-1324304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)
State Auto Financial Corporation
1991 Employee Stock Purchase and Dividend Reinvestment Plan
(Full title of the plan)

James A. Yano, Esq.
Senior Vice President, Secretary and General Counsel
State Auto Financial Corporation
518 East Broad Street
Columbus, Ohio 43215-3976
(614) 464-5000
Name, address and telephone number, including area code, of agent for service with copies to

Joseph P. Boeckman, Esq.
Baker & Hostetler LLP
65 East State Street, Suite 2100
Columbus, Ohio 43215-4260
(614) 228-1541

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Shares, without par value	250,000	$24.01	$6,002,500	$697.49
(1)
The number of shares being registered represents additional shares authorized under the Registrant’s 1991 Employee Stock Purchase and Dividend Reinvestment Plan, as amended (the “Plan”), and not previously registered. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to antidilution adjustment provisions of the Plan.

(2)
Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act and computed on the basis of $24.01, which was the average of the high and low sales prices of the Common Shares as reported on the Nasdaq Stock Market on August 3, 2015.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents are incorporated by reference in this Registration Statement:
(a)    The Annual Report on Form 10‑K for the fiscal year ended December 31, 2014, of State Auto Financial Corporation (the “Registrant” or the “Company”) filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(b)    All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a), above; and
(c)    The description of the Registrant's Common Shares which is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the termination of the offering of the securities registered hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4.    DESCRIPTION OF SECURITIES.
Not Applicable.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not Applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 1701.13(E) of the Ohio Revised Code sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.
Section 6.1 of Article 6 of the Company’s Amended and Restated Code of Regulations, as amended (the “Code of Regulations”), contains certain indemnification provisions adopted pursuant to authority contained in Section 1701.13(E) of the Ohio Revised Code. The Code of Regulations provides for the indemnification of the Company’s officers, directors, employees, and agents, or persons who are serving or have served at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise (the “indemnified persons”). Indemnification is provided when an indemnified person is made a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such indemnified person was serving as an officer, director, employee or agent of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise. The Company is required to indemnify indemnified persons against expenses, including legal fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding; provided that it is determined, either by a majority vote of a quorum of disinterested directors of the Company or by the shareholders of the Company or otherwise as provided in Section 1701.13(E) of the Ohio Revised Code, that: (a) the indemnified person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company; (b) in any action, suit, or proceeding by or in the right of the Company, they were not, and have not been adjudicated to have been, negligent or guilty of misconduct in the performance of their duties to the Company; (c) with respect to any criminal action or proceeding, that they had no reasonable cause to believe that their conduct was unlawful. Section 6.3 of Article 6 provides that expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by the indemnified person to repay such amount in the event that indemnification shall be deemed improper.
The Company has entered into Indemnification Agreements with each of its directors and certain of its officers. Each of these Indemnification Agreements generally: (i) confirms the existing indemnity provided to such director of officer under the

Code of Regulations and assures that this indemnity will continue to be provided; and (ii) provides that, in addition, such director or officer shall be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in any threatened, pending or completed action or proceeding, including any action by or in the right of the Company, on account of his or her service as a director or officer of the Company or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation or enterprise. Coverage under each of these Indemnification Agreements is excluded: (A) to the extent that such director or officer is indemnified under directors' and officers' liability insurance maintained by the Company; (B) on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or willful misconduct; (C) if a final court of adjudication shall determine that such indemnification is not lawful; or (D) on account of any suit in which judgment is rendered against such director or officer for an accounting of profits made from the purchase or sale by such director or officer of securities of the Company pursuant to Section 16(b) of the Exchange Act or any similar provision. Each of these Indemnification Agreements is applicable to claims asserted after their effective date, whether arising from acts or omissions occurring before or after their effective date.
The Company has purchased directors’ and officers’ liability insurance to indemnify its officers and directors against losses arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions set forth in the policies for such insurance.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.
ITEM 8. EXHIBITS.
The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference:

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4(a)	State Auto Financial Corporation’s Amended and Restated Articles of Incorporation.	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.01 therein)
4(b)	State Auto Financial Corporation’s Amendment to the Amended and Restated Articles of Incorporation.	1933 Act Registration Statement No. 33-89400 on Form S-8 (see Exhibit 4(b) therein)
4(c)	State Auto Financial Corporation’s Certificate of Amendment to the Amended and Restated Articles of Incorporation as of June 2, 1998.	Form 10-K Annual Report for the year ended December 31, 1998 (see Exhibit 3(A)(3) therein)
4(d)	State Auto Financial Corporation’s Amended and Restated Code of Regulations.	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.04 therein)
4(e)	First Amendment to State Auto Financial Corporation’s Amended and Restated Code of Regulations.	Form 10-Q Quarterly Report for the quarter ended September 30, 2010 (see Exhibit 3.05 therein)
4(f)	State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan	1933 Act Registration Statement No. 33-41423 on Form S-8 (see Exhibit 4(c) therein)
4(g)	Amendment No. 1 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-05755 on Form S-8 (see Exhibit 4(e) therein)
4(h)	Amendment No. 2 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-147333 on Form S-8 (see Exhibit 4(g) therein)
4(i)	Amendment No. 3 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-147333 on Form S-8 (see Exhibit 4(h) therein)
4(j)	Amendment No. 4 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
4(k)	Amendment No. 5 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4(l)	Amendment No. 6 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
4(m)	Amendment No. 7 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
5	Opinion of Baker & Hostetler LLP	Included herein.
23(a)	Consent of Baker & Hostetler LLP	Contained in Exhibit 5.
23(b)	Consent of Ernst & Young LLP	Included herein.
24(a)	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Michael J. Fiorile, Eileen A. Mallesch, Thomas E. Marker, David R. Meuse, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor	Included herein

ITEM 9. UNDERTAKINGS.

A.    The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration State-ment;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 6, 2015.

State Auto Financial Corporation

/s/ Michael E. LaRocco
Michael E. LaRocco, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 6, 2015.

Signature	Title

/s/ Michael E. LaRocco	Director, President and Chief Executive Officer (principal executive officer)
Michael E. LaRocco

Robert P. Restrepo, Jr.*	Director and Chairman
Robert P. Restrepo, Jr.

/s/ Steven E. English	Senior Vice President and Chief Financial Officer (principal financial officer)
Steven E. English

/s/ Matthew R. Pollak	Vice President, Treasurer and Chief Accounting Officer (principal accounting officer)
Matthew R. Pollak

Robert E. Baker*	Director
Robert E. Baker

David J. D’Antoni*	Director
David J. D’Antoni

Michael J. Fiorile*	Director
Michael J. Fiorile

Eileen A. Mallesch*	Director
Eileen A. Mallesch

Thomas E. Markert*	Director
Thomas E. Markert

David R. Meuse*	Director
David R. Meuse

S. Elaine Roberts*	Director
S. Elaine Roberts

Alexander B. Trevor*	Director
Alexander B. Trevor

* The undersigned, Steven E. English, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on August 6, 2015, on behalf of each of the above-named persons pursuant to powers of attorney duly executed by such persons and filed as exhibits to this Form S-8.

/s/ Steven E. English
Steven E. English

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	If Incorporated by Reference, Document with which Exhibit was Previously Filed with SEC
4(a)	State Auto Financial Corporation’s Amended and Restated Articles of Incorporation.	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.01 therein)
4(b)	State Auto Financial Corporation’s Amendment to the Amended and Restated Articles of Incorporation.	1933 Act Registration Statement No. 33-89400 on Form S-8 (see Exhibit 4(b) therein)
4(c)	State Auto Financial Corporation’s Certificate of Amendment to the Amended and Restated Articles of Incorporation as of June 2, 1998.	Form 10-K Annual Report for the year ended December 31, 1998 (see Exhibit 3(A)(3) therein)
4(d)	State Auto Financial Corporation’s Amended and Restated Code of Regulations.	Form 10-K Annual Report for the year ended December 31, 2012 (see Exhibit 3.04 therein)
4(e)	First Amendment to State Auto Financial Corporation’s Amended and Restated Code of Regulations.	Form 10-Q Quarterly Report for the quarter ended September 30, 2010 (see Exhibit 3.05 therein)
4(f)	State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan	1933 Act Registration Statement No. 33-41423 on Form S-8 (see Exhibit 4(c) therein)
4(g)	Amendment No. 1 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-05755 on Form S-8 (see Exhibit 4(e) therein)
4(h)	Amendment No. 2 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-147333 on Form S-8 (see Exhibit 4(g) therein)
4(i)	Amendment No. 3 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	1933 Act Registration Statement No. 333-147333 on Form S-8 (see Exhibit 4(h) therein)
4(j)	Amendment No. 4 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
4(k)	Amendment No. 5 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
4(l)	Amendment No. 6 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
4(m)	Amendment No. 7 to State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan.	Included herein.
5	Opinion of Baker & Hostetler LLP	Included herein.
23(a)	Consent of Baker & Hostetler LLP	Contained in Exhibit 5.
23(b)	Consent of Ernst & Young LLP	Included herein.
24(a)	Powers of Attorney for Robert E. Baker, David J. D’Antoni, Michael J. Fiorile, Eileen A. Mallesch, Thomas E. Marker, David R. Meuse, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor	Included herein